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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 1996 (except for Note N, as to which the date is June 29, 1998, and Note M, as to which the date is July 22, 1998), in Amendment No. 4 to the Registration Statement on Form S-4 and related Prospectus of Del Monte Foods Company for the registration of $230,000,000 at maturity of 12 1/2% Senior Discount Notes Due 2007.




                                                   /S/ ERNST & YOUNG LLP


San Francisco, California
August 18, 1998